FIRST AMENDMENT TO PROMISSORY NOTE

Whereas, that certain Promissory Note dated December 12, 2006, in the original principal amount of $4,300,000 (the “Note”) was executed by iSecureTrac Corp. (“Maker”) in favor of Consolidated Investment Services, Inc. (“Payee”); and

Whereas, Maker and Payee now desire to amend the Note to modify the Maturity Date (as defined in the Note);

NOW THEREFORE, for and in consideration of ten dollars and other good and valuable consideration receipt of which is hereby acknowledged, it is hereby agreed as follows:

1. The “Maturity Date” as defined in the Note is hereby amended and restated as follows:

“Maturity Date.” The earlier of (i) July 1, 2009; or (ii) the first date on which Maker issues equity securities or arranges for additional indebtedness (other than trade indebtedness incurred in the ordinary course of its business) in a transaction or series of transactions which generates aggregate net proceeds to the Maker of not less than $4,300,000.

2. Except as amended hereby, the Note remains the same in all respects and remains in full force and effect.

Signed this 9th day of May, 2007.

MAKER:

ISECURETRAC CORP.,
a Delaware corporation

By: /s/ Peter A. Michel
Name: Peter A. Michel
Its: CEO
Federal ID #: 87-0347787

PAYEE:

CONSOLIDATED INVESTMENT SERVICES, INC.,
a Nevada corporation

By: /s/ Heather Kreager
Name: Heather Kreager
Its: Vice President
Federal ID #: 88-0214301